UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2025
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 5, 2025, Dollar Tree, Inc. (the “Company”) completed its previously announced sale of all of the issued and outstanding membership interests of Family Dollar Stores, LLC, a Delaware limited liability company (“Family Dollar”) to 1959 Holdings, LLC, a Delaware limited liability company (the “Buyer”), pursuant to that certain Membership Interest Purchase Agreement, dated as of March 25, 2025, by and between the Company and Buyer (the “Purchase Agreement”, and the transactions contemplated by the Purchase Agreement, the “Transactions”).

Pursuant to the Purchase Agreement, Buyer paid to the Company an aggregate base purchase price of $1,007.5 million in cash, subject to certain adjustments, including with respect to working capital and net indebtedness (as more fully set forth in the Purchase Agreement). Net proceeds from the sale are estimated to total approximately $800 million comprised of $665 million paid at closing and approximately $135 million as a result of the monetization of cash prior to closing through a reduction of net working capital. These amounts are subject to final adjustment under the terms of the Purchase Agreement approximately 90 days after the closing date.

The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2025 and which is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information – The following unaudited pro forma financial information has been prepared in accordance with Regulation S-X, Article 11. Pursuant to Rule 11-02(a)(1) of Regulation S-X, in circumstances where a limited number of pro forma adjustments are required and those adjustments are easily understood, a narrative description of the pro forma effects of a transaction may be provided in lieu of full unaudited pro forma financial statements and accompanying explanatory notes. Due to the fact that a limited number of pro forma adjustments were deemed necessary to give effect to the Transactions, the Company's management has elected to prepare the following narrative discussion to illustrate the material pro forma effects of the Transactions on the Company’s unaudited pro forma consolidated balance sheet and unaudited pro forma statements of operations (the “Transaction Accounting Adjustments”).

The unaudited pro forma financial information has been prepared for illustrative purposes only and is not intended to represent or be indicative of the actual effects of the Transactions on the Company’s consolidated balance sheet and statements of operations had they occurred at earlier dates, nor are they indicative of the Company’s future financial condition. Pro forma Transaction Accounting Adjustments are based upon available information that the Company believes is reasonable and supportable. Actual amounts could differ materially from these adjustments.

The unaudited pro forma financial information has been prepared as if the Transactions had occurred on May 3, 2025 for purposes of the unaudited pro forma consolidated balance sheet information and February 4, 2024 for purposes of the unaudited pro forma consolidated statements of operations information.

The narrative pro forma discussion was derived from, and should be read in connection with, the Company’s historical unaudited condensed consolidated financial statements as of and for the 13 weeks ended May 3, 2025 and the audited historical consolidated financial statements for the year ended February 1, 2025. The results of operations of the Family Dollar business were presented as discontinued operations in accordance with Accounting Standards Codification (“ASC”) 205-20, Discontinued Operations, and the assets and liabilities of the Family Dollar business were presented as held for sale, in the Company’s historical consolidated financial statements:

•As of February 1, 2025 and February 3, 2024, and for the years ended February 1, 2025, February 3, 2024, and January 28, 2023, included in the Company’s Annual Report on Form 10-K for the year ended February 1, 2025; and
•As of May 3, 2025, February 1, 2025, and May 4, 2024, and for the 13 weeks ended May 3, 2025 and May 4, 2024, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2025

The pro forma effects of the Transaction Accounting Adjustments on the Company’s condensed consolidated balance sheet as of May 3, 2025, assuming the Transactions were completed on May 3, 2025, are as follows:

•Total assets of $18,291.2 million decreased by approximately $4,043.7 million to $14,247.5 million, reflecting the net impact of the following:
◦The reclassification of $103.0 million in cash from discontinued operations to continuing operations as a result of intercompany settlements and other cash transfers from the Family Dollar business to the Company prior to closing
◦The elimination of $4,602.5 million of current assets of discontinued operations related to the Family Dollar business
◦The addition of approximately $681.8 million in net cash proceeds, of which $665.4 million is received on closing and the remaining balance estimated to be approximately $16.4 million is subject to final adjustment per the terms of the Purchase Agreement and is expected to be received approximately 90 days after the closing date
◦Reduction of deferred income taxes, net by $123.0 million for transaction-related adjustments
•Total liabilities of $14,386.4 million decreased by approximately $4,026.7 million to $10,359.7 million, reflecting the net impact of the following:
◦The elimination of $3,903.7 million of current liabilities of discontinued operations related to the Family Dollar business
◦Reduction of income taxes payable by $123.0 million for transaction-related adjustments
•Total shareholders’ equity of $3,904.8 million decreased by $17.0 million to $3,887.8 million, reflecting the net impact of the following:
◦Retained earnings of $3,956.3 million decreased by approximately $17.0 million related to the estimated loss on sale, which represents the difference between the purchase consideration of $681.8 million and the Family Dollar business’ carrying value

The pro forma effects of the Transaction Accounting Adjustments on the Company’s consolidated statement of operations for the 13 weeks ended May 3, 2025, assuming the Transactions were completed on February 4, 2024, are as follows:

•Income from continuing operations of $313.5 million increased by approximately $23.6 million to $337.1 million, reflecting the net impact of the following:
◦Selling, general and administrative expenses of $1,268.6 million decreased by $11.6 million to $1,257.0 million related to compensation and related benefits costs for employees conveying to the Family Dollar business following transaction close
◦Income of $19.7 million related to services provided by Dollar Tree under that certain Transition Services Agreement (the “TSA”), dated as of July 5, 2025, by and between the Company and Buyer, including certain traditional shared services such as human resources, finance and information technology
◦Provision for income tax expense of $109.6 million increased by $7.7 million to $117.3 million related to the above, utilizing an effective tax rate of 24.6%
•Basic and diluted earnings per share from continuing operations of $1.47 increased by $0.11 to $1.58 as a result of the above adjustments

The pro forma effects of the Transaction Accounting Adjustments on the Company’s consolidated statement of operations for the year ended February 1, 2025, assuming the Transactions were completed on February 4, 2024, are as follows:

•Income from continuing operations of $1,042.5 million increased by approximately $108.7 million to $1,151.2 million, reflecting the net impact of the following:
◦Selling, general and administrative expenses of $4,832.4 million decreased by $46.4 million to $4,786.0 million related to compensation and related benefits costs for employees conveying to the Family Dollar business following transaction close
◦Income of $96.5 million related to services provided under the TSA, including certain traditional shared services such as human resources, finance and information technology

◦Provision for income tax expense of $341.1 million increased by $34.2 million to $375.3 million related to the above, utilizing an effective tax rate of 23.9%
•Basic earnings per share from continuing operations of $4.83 increased by $0.51 to $5.34 and diluted earnings per share from continuing operations of $4.83 increased by $0.50 to $5.33 as a result of the above adjustments

(d)    Exhibits.

Exhibit No.	Description of Exhibit
2.1	Membership Interest Purchase Agreement, dated March 25, 2025, by and between Dollar Tree, Inc. and 1959 Holdings, LLC* (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 28, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: July 7, 2025	By:	/s/ Stewart Glendinning
Stewart Glendinning
Chief Financial Officer